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                                                                       EXHIBIT 5


                [HASKELL SLAUGHTER & YOUNG, L.L.C. LETTERHEAD]








                              September 15, 1997



MedPartners, Inc.
3000 Galleria Tower, Suite 1000
Birmingham, Alabama  35244

                               Re: MedPartners, Inc.-
                        Registration Statement on Form S-3
                              (Our file No. 48367-073)


Gentlemen:


        We have served as counsel for MedPartners, Inc., a Delaware corporation (the "Company" or the "Issuer"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,929,577 6 1/2% Threshold Appreciation Price Securities ("TAPS") pursuant to the Company's Registration Statement on Form S-3 that has been filed pursuant to Rule 462(b) under the Securities Act of 1933 (the "Registration Statement") and into which the contents of the Company's Registration Statement on Form S-3 (File No. 333-30921) have been incorporated by reference. This opinion is furnished to you pursuant to the requirements of Form S-3.


        In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization and issuance of the TAPS as we have deemed necessary and appropriate.

        Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

        1.    The TAPS have been duly authorized; and




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MedPartners, Inc.
September 11, 1997
Page 2


        2. Upon issuance, sale and delivery of the TAPS as contemplated in the Registration Statement, the TAPS will be legally issued, fully paid and nonassessable.

        We do hereby consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus which forms a part of the Registration Statement, and to the filing of this opinion as an Exhibit thereto.


                                            Very truly yours,

                                            HASKELL SLAUGHTER & YOUNG, L.L.C.


                                            By  /s/ Robert E. Lee Garner
                                              --------------------------------
                                                    Robert E. Lee Garner